UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2007
ENDOCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15063 (Commission File Number)	33-0618093 (I.R.S. Employer Identification Number)
201 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices, including zip code)
(949) 450-5400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

Item 1.02 Termination of a Material Definitive Agreement.
On February 22, 2007, the Board of Directors (the “Board”) of Endocare, Inc. (the “Company”) terminated the Company’s 2002 Supplemental Stock Plan (the “2002 Plan”). As a result, no additional stock options may be granted under the 2002 Plan. The termination of the 2002 Plan does not impact the 140,000 stock options currently outstanding under the 2002 Plan. The only stock options ever granted under the 2002 Plan were granted in 2002 on the date that the 2002 Plan was adopted.
Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of Standard Form of RSU Agreement under 2004 Stock Incentive Plan
On February 21, 2007, the Board’s Compensation Committee (the “Compensation Committee”) approved the Company’s standard form of restricted stock unit (“RSU”) agreement under the Company’s 2004 Stock Incentive Plan. RSUs give the recipient the right to receive a certain number of shares of the Company’s common stock in the future when the RSUs vest. Vesting can be based on continued employment and/or achievement of performance objectives. The standard form of RSU agreement incorporates the default provisions under the 2004 Stock Incentive Plan, similar to the Company’s standard form of stock option agreement. These default provisions include “double-trigger” vesting acceleration in the case of a change in control of the Company, such as a merger or acquisition. “Double-trigger” vesting acceleration means that vesting acceleration is triggered only if the employee’s employment terminates in certain circumstances in connection with or following a change in control of the Company. Attached as Exhibit 10.1 is the standard form of RSU agreement approved by the Compensation Committee.
RSU Grants to Executive Officers
On February 23, 2007, the Compensation Committee approved the following RSU grants to the Company’s executive officers under the Company’s 2004 Stock Incentive Plan:
•	Grant to Craig T. Davenport, the Company’s Chairman, CEO and President. Consistent with the proposed grant described in the Form 8-K filed by the Company on December 19, 2006, Mr. Davenport was granted an aggregate of 800,000 RSUs. 400,000 of these RSUs vest equally over three years based on Mr. Davenport’s continued employment. Subject to the “single-trigger” change in control provisions described below, the remaining 400,000 RSUs vest only if the Company achieves specific profitability goals over the 2007-2009 period (the “Profitability Goals”) and Mr. Davenport remains employed at the time such achievement is determined by the Compensation Committee. The Profitability Goals are measured using “adjusted EBITDA,” which consists of earnings before interest, taxes, depreciation and amortization, excluding equity compensation expense. The form of RSU agreement used for Mr. Davenport’s RSU grants is similar to the Company’s standard form of RSU agreement except that Mr. Davenport’s RSU agreements contain “single-trigger” vesting acceleration. “Single-trigger” vesting acceleration means that vesting acceleration is triggered automatically by the occurrence of a change in control of the Company, whether or not Mr. Davenport’s employment continues following the change in control. The form of RSU agreement used for Mr. Davenport’s grants is attached as Exhibit 10.2.

•	Grant to Michael R. Rodriguez, the Company’s Senior Vice President, Finance and CFO. Mr. Rodriguez was granted an aggregate of 150,000 RSUs, using the Company’s standard form of RSU agreement. Subject to the “double-trigger” change in control provisions contained in the standard form of RSU agreement, these RSUs vest only if the Company achieves the Profitability Goals and Mr. Rodriguez remains employed at the time such achievement is determined by the Compensation Committee.

•	Grant to Clint B. Davis, the Company’s Senior Vice President, Legal Affairs and General Counsel. Mr. Davis was granted an aggregate of 120,000 RSUs, using the Company’s standard form of RSU agreement. Subject to the “double-trigger” change in control provisions contained in the

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standard form of RSU agreement, these RSUs vest only if the Company achieves the Profitability Goals and Mr. Davis remains employed at the time such achievement is determined by the Compensation Committee.
Approval of 2007 MICP
On February 21, 2007, the Compensation Committee approved the Company’s 2007 Management Incentive Compensation Program (“MICP”), an annual incentive program under which the Company’s executive officers and other participants may earn cash and/or deferred stock units (“DSUs”) by achieving specific annual performance objectives.
The incentive payable for 100% achievement under the 2007 MICP to the Company’s executive officers is the percentage of annual base salary that is specified in their respective employment agreements, as follows: 85% for Mr. Davenport and 40% for each of Messrs. Rodriguez and Davis. Additional overachievement amounts in excess of these percentages may be paid to reward exceptional achievement under the 2007 MICP, subject to the overachievement cap described below.
The 2007 MICP is structured in a manner similar to the 2006 MICP, except that for 2007 all participants have the same performance objectives. These performance objectives consist of one corporate objective relating to revenues (weighted 50%) and one corporate objective relating to profitability (weighted 50%). Profitability is measured using “adjusted EBITDA,” as defined above. However, for purposes of the 2007 MICP certain other expenses are specifically excluded, as well as any expenses that the Board designates in the future as expenses that should be excluded for purposes of the 2007 MICP. Unlike the 2006 MICP, the 2007 MICP caps the amount that may be earned through overachievement by establishing a maximum achievement percentage of 150% for each performance objective.
The achievement percentages under the 2007 MICP will be determined in the first quarter of 2008. Following that determination, the corresponding incentive payouts will be made in the form of cash and/or the vesting of DSUs under the Employee DSU Program referred to below. A participant must remain employed by the Company through the date of payout in order to receive any award under the 2007 MICP.
Additional terms applicable to the 2007 MICP are described in the summary attached as Exhibit 10.3.
Actions Under Employee DSU Program
On February 21, 2007, the Compensation Committee approved a “premium percentage” of 20% for 2007 under the Company’s Employee Deferred Stock Unit Program (the “Employee DSU Program”), which is the same premium percentage as was used for 2006. The Compensation Committee also established the election deadline for 2007 as March 23, 2007 (30 days after February 21, 2007). For additional information regarding the Employee DSU Program, see the Form 8-K filed by the Company on May 22, 2006.
Exercise of Discretion under 2006 MICP with Respect to Mr. Davis
On February 21, 2007, the Compensation Committee approved the achievement percentages and related payouts to the Company’s executive officers under the 2006 MICP. The Compensation Committee exercised its discretion with respect to Mr. Davis’ achievement percentage and related payout by excluding certain expenses relating to the Company’s mediation with KPMG for purposes of determining the extent to which Mr. Davis achieved his 2006 MICP objective relating to the reduction of outside legal expenses. As a result of this exercise of discretion, Mr. Davis’ aggregate achievement percentage under the 2006 MICP was 60.23%, resulting in the vesting of 23,376.63 of the DSUs granted to Mr. Davis in June 2006 under the Employee DSU Program. If the Compensation Committee had not exercised its discretion, then Mr. Davis’ aggregate achievement percentage under the 2006 MICP would have been 31.13%, resulting in the vesting of 12,082.26 DSUs. There was no cash impact on the Company because Mr. Davis had elected in June 2006 to receive 100% of his payout under the 2006 MICP in the form of DSUs, instead of cash.

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Increase in Mr. Rodriguez’s Annual Base Salary
On February 21, 2007, the Compensation Committee approved an increase in Mr. Rodriguez’s annual base salary, from $216,140 to $223,763, retroactive to January 1, 2007.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Standard Form of RSU Agreement under 2004 Stock Incentive Plan.

10.2	Form of RSU Agreement used for Mr. Davenport under 2004 Stock Incentive Plan.

10.3	Summary Description of 2007 MICP.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
February 27, 2007	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer

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